Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-88190 of SunLink Health Systems, Inc. on Form S-3, and in Registration Statements No. 333-06129, 333-99667, and 333-99669 of SunLink Health Systems, Inc. on Form S-8, of our reports dated September 20, 2004, appearing in this Annual Report on Form 10-K of SunLink Health Systems, Inc. for the year ended June 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 13, 2005